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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

    AGREEMENT made as of May 15, 1997 between NORTH CAROLINA MOTOR
    SPEEDWAY, INC., a North Carolina corporation (the "Company"), and MRS. JO DEWITT WILSON, a resident of Ellerbee, North Carolina ("Employee").

                                  WITNESSETH:

         WHEREAS, the parties hereto desire to provide for the continuation of Employee's employment by the Company upon the consummation of a merger between the Company and Penske Acquisition, Inc. ("Penske"), a wholly owned subsidiary of Penske Motorsports, Inc. ("PMI") (the "Merger").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.       Employment.

         The Company agrees to employ the Employee and the Employee agrees to enter into the employ of the Company on the terms and conditions hereafter set forth.

2.       Capacity and Duties.

         The Employee shall be employed as President and Chief Executive Officer of the Company and shall perform such duties and have such responsibilities as normally attributed to a president and chief executive officer of a North Carolina corporation. The Employee shall perform her responsibilities in the same manner as she has acted prior to the acquisition by Penske and in accordance with the direction and supervision of the Board of Directors of the Company. She shall devote such time, skill, energies, business judgment, knowledge and best efforts to the business of the Company and the performance of such executive, administrative and operational duties on behalf of the Company and its affiliates, appropriate to the offices she holds or shall hold hereunder, as the Board of Directors of the Company may request. The requirement that the Employee devote her time to the business of the Company shall not preclude her from undertaking other business and personal activities that do not, singly or in the aggregate, materially impair her ability to fulfill her responsibilities under this Agreement.
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3.       Term.

         The term of the Employee's employment hereunder shall be for the a period of five (5) years, commencing on the date of the consummation of the Merger, and ending on the date prior to the fifth anniversary of that date (the "Initial Expiration Date"), unless such term is terminated earlier by or pursuant to Section 9. The term of employment shall be automatically renewed for successive one-year terms, unless written notice of termination is given by either party not less than ninety (90) days prior to the end of the initial five-year, or the then current one-year, term (the "Extended Expiration Date").

4.       Compensation.

         (a) Salary. The Company shall pay or cause to be paid to the Employee a salary of ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000) per year, payable in equal semi-monthly installments (the "Base Salary"). The Base Salary shall be reviewed prior to each anniversary date of this Agreement by the Board of Directors of the Company and the Base Salary shall be increased in the discretion of the Board.

         (b) Stock Options. Employee shall be entitled to participate in the stock option plans of PMI as may be awarded from time to time at the discretion of the Company's Board of Directors.

         (c) Bonuses. Employee shall receive an annual bonus payable at the discretion of the Board of Directors, or any committee thereof, based upon the Employee's performance and individual contributions to the Company.

5. Expenses. The Company shall reimburse Employee, to the extent not otherwise paid for by the Company or one of its affiliates, for reasonable and necessary out-of-pocket expenses, including, without limitation, entertainment, travel and similar expenses incurred by her in performing the duties set forth in Section 2 hereof. Employee shall present an itemized account of such expenses, supported by such documentation as is required under the Internal Revenue Code of 1986, as amended, to support the deductibility of such expenses for federal income tax purposes.

6.       Benefits and Vacations.





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         (a)      Plans. The Employee shall be entitled to participate in any and all employee benefit plans as may be in effect for executives of the Company to the extent that she is eligible for participation therein and coverage thereunder. Such right of participation in any such plan and the degree or amount thereof shall be subject, however, to generally applicable Company policies and to action by the Company's Board of Directors or any administrative or other committee or to any other administrative or managerial determination provided in or contemplated by such plan, it being agreed that this Agreement is not intended to impair the right of any committee or other group or person concerned with the administration of such plan to exercise in good faith the full discretion reposed in him or them by such plan. Notwithstanding the foregoing, the employee benefits provided to Employee shall be equal to those benefits provided to comparable executive officers of PMI.

         (b) Vacation. The Employee shall be entitled to three (3) weeks annual paid vacation during each year of this Agreement. Employee shall also be entitled to the same paid holidays, sick and personal time as are available to all other employees in accordance with the policies of the Company.

         (c) Withholding. The Employee acknowledges that certain payments provided for herein are subject to withholding and other taxes.

7.       Board Memberships.

         For as long as this Agreement is in effect, Employee shall be entitled to be elected to serve as a director of the Company and to be nominated as one of PMI's slate of management nominees to serve as a director of PMI. PSH Corp. will vote its shares in PMI in favor of Employee's election as a director.

8.       Indemnification.

         (a)      Notwithstanding the termination of Employee's employment under
Section 9 of this Agreement, it is confirmed that, with respect to all periods during which Employee shall be employed by the Company or serve as a director under Section 7 of this Agreement, (i) the Company or PMI, as applicable, shall indemnify and reimburse expenses to the fullest extent permitted by the





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indemnification and expenses to reimbursement provisions of Company's or PMI's
Certificate of Incorporation and By-Laws in effect as of the date of this Agreement, provided that such coverage is not prohibited under the provisions of the applicable General Corporation Law; and (ii) the Company and PMI shall use their best efforts to maintain in effect their Directors' and Officers' Indemnification Insurance policies (under which Employee shall be deemed an "insured" to the fullest extent provided in them) and to purchase substitute policies in form and content substantially similar to those presently in force during all periods open under the applicable statutes of limitations. The Company and PMI shall promptly provide Employee with copies of all such policies and any notice of cancellation of them.

         (b) In addition to the foregoing, as authorized by the Company's or PMI's Certificate of Incorporation and By-Laws in effect as of the date of this Agreement, the Company and PMI further agree, to the extent not prohibited by the applicable General Corporation Law, to defend Employee by legal counsel reasonably acceptable to Employee in any threatened or pending action, suit or proceeding as to which Employee may be entitled to indemnification under this Agreement. In this regard, payment in advance by the Company or PMI of all expenses incurred or to be incurred by Employee in defending or investigating each and every such action, suit or proceeding which has been instituted and is pending on the date of this Agreement or which shall subsequently be instituted is authorized by the Board of Directors of the Company or PMI, and Employee agrees to repay such advanced amounts in the event it is ultimately determined that Employee is not entitled to be indemnified by the Company or PMI as authorized under its Certificate of Incorporation and By-Laws, in accordance with the provisions of the Company's or PMI's By-Laws and the applicable
General Corporation Law. As regards any decision to provide interim indemnification as to any action, suit or proceeding not already referred to in this subparagraph, Employee will be given the same consideration in the reaching of any such decision as shall be given to any person who is a director or officer of the Company or PMI at the time of such decision.

         (c) The Company and PMI further agree to notify Employee of all threatened or pending actions, suits, or other proceedings by or against the Company or PMI to which Employee is named a party, and to be filed in connection with it, and shall otherwise keep





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Employee reasonably informed of the status of such actions and any offers of settlement.

9.       Termination.

         Notwithstanding Section 3, the term of the Employee's employment hereunder shall terminate on the earliest of the (i) termination date provided for under Section 3 or (ii) under any of the paragraphs of this
Section 9.

         (a) Death. In the event of the Employee's death, the Employee's employment shall terminate automatically, effective as of the date of death, and the Company shall pay to her estate the salary that otherwise would have been paid to the Employee pursuant to Section 4(a) up to the end of the fiscal quarter in which she died.

         (b) Disability. If the Employee, due to physical or mental illness, shall be disabled to perform the essential functions of her employment hereunder, with or without reasonable accommodation, for a period of one hundred eighty (180) days (a "disability"), then either the Employee or the Company may by notice terminate the Employee's employment under this Agreement effective as of a date 30 days after the date such notice is given. The Employee's compensation prior to such termination, shall be reduced by the amount of any disability or similar benefits to which she is entitled, notwithstanding anything contained elsewhere in this Agreement to the contrary. The Company shall pay Employee for the remaining term of this Agreement from the date of termination to the Initial Expiration Date or the Extended Expiration Date, as applicable, disability compensation equal to sixty percent (60%) of Employee's salary as of the date of termination. At the Company's option, the Company may procure an insurance policy for the benefit of Employee to provide this disability compensation. The obligation to pay disability compensation shall terminate upon the death of Employee.

         (c) By Company for Cause. The Employee's employment may be terminated effective immediately by the Company for "cause" by notice of termination to the Employee. "Cause" for such termination shall be limited to convictions of a felony, malfeasance in office or a material breach by the Employee of the covenants contained in this Agreement or of Employee's gross





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negligence or wilful misconduct in the performance of her duties, which breach continues for 30 days following receipt of written notice given by the Company's Board of Directors specifying the breach and requesting that the Employee correct the same.

         (d) Compensation Upon Termination By the Company. Except as provided in Sections 9(a) and 9(b), Employee shall receive compensation upon termination as follows: in the event that the Company terminates Employee's Employment under this Agreement other than for cause as provided in Section 9(c), Employee shall be entitled to receive the full amount of all compensation set forth in Section 4 and all fringe benefits in Section 6 for the remaining term of this Agreement. In the event that Employee is terminated for cause, Employee shall be entitled to receive compensation and benefits through the date of termination.

         (e)     Termination by Employee.

         (i) If Employee shall voluntarily resign from employment by the Company prior to the expiration of this Agreement, any compensation payable to Employee under Section 4 shall be prorated through the date of termination.

         (ii) If the Board of Directors reduces Employee's job responsibilities to something less than those described in Section 2, Employee may, upon thirty days written notice, terminate this Agreement at her option. Employee's determination that her job responsibilities have been so reduced shall be final. In the event Employee opts to terminate her employment pursuant to this Subsection 9 (e) (ii), Employee shall be entitled to all compensation set forth in Section 4 and all the fringe benefits set forth in Section 6 for the remaining term of this Agreement.

10.      Representation by the Employee.

         The Employee hereby represents and warrants to the Company that the execution of this Agreement and the performance of her duties and obligations hereunder will not breach or be in conflict with any other agreement to which she is a party or by which she is bound and that she is not now subject to any covenant against competition or similar covenant that would affect the performance of her duties hereunder.





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11.      Confidentiality; Non-Compete.

         (a) Except as required in Employee's duties to the Company, or as authorized in writing by the Board, Employee will not at any time, either during or after employment with the Company, disclose or use, directly or indirectly, any Confidential Information of which Employee gains knowledge during employment by the Company under this Agreement, and Employee will retain all such information in trust in a fiduciary capacity for the sole use and benefit of the Company. Confidential Information includes information that is not available through sources outside the Company, PMI or their subsidiaries or affiliates and that is treated as confidential by the Company, PMI or their subsidiaries or affiliates, whether now owned or hereafter obtained, concerning plans, marketing and sales methods, materials, processes, procedures, devices utilized by the Company, PMI or either of their respective subsidiaries or affiliates, business forms, prices, plans for development of new products or services and expansion into new areas or markets, internal operations, and any variations, trade secrets, proprietary information and other confidential information of any type together with all written, graphic, and other materials relating to all or any part of the same. Employee acknowledges that the Confidential Information is valuable, special and unique to the respective businesses and on which such businesses depend, and is proprietary to the Company, PMI, and their respective subsidiaries and other affiliates. Employee further acknowledges that the Company wishes to protect such Confidential Information by keeping it secret and confidential for the sole use and benefit of the Company and PMI. Employee further agrees to take all steps necessary, and all steps reasonably requested by the Board, to insure that all such Confidential Information is kept secret and confidential for the sole use and benefit of the Company, PMI, and their respective subsidiaries and other affiliates.

         (b) Upon termination of this Agreement or at any other time the Board may in writing so request, Employee will promptly deliver to the Company all materials concerning any Confidential Information, copies thereof, and any other materials of the Company, PMI, or their respective subsidiaries and other affiliates which are in Employee's possession or under Employee's control, and Employee will not make any copy, portion, or extract thereof.

         (c)     During (i) the period of Employee's employment with the





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Company, or (ii) the period ending on the Initial Expiration Date or the
Extended Expiration Date if the term of employment has been extended while Employee was employed by the Company, whichever is the last to end, Employee will not, directly or indirectly, affiliate or seek to affiliate (including as an employee, director, shareholder, joint venturer, partner, consultant or agent) with, or receive any compensation or remuneration from, any person or entity, whose business is the operation of events sanctioned by the National Association for Stock Car Racing, Inc. ("NASCAR") or by an entity in direct competition with NASCAR for stock car racing (the "Business") except that Employee may own securities issued by PMI, Penske or affiliates or less than one percent of the outstanding publicly held securities of any issuer engaged in the Business.

         (d) Employee acknowledges and agrees that the covenants and undertakings contained in this Section 11 relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms hereof will cause irreparable injury to the Company, and PMI, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, Employee agrees that the Company, and PMI, shall be entitled, as a matter of course, to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation of any of such terms by Employee and such other persons as the court shall order.

         (e)     Employee agrees that the covenants and undertakings in this
Section 11 shall survive the termination of this Agreement.

         (f) Employee agrees to reimburse the Company and PMI for any and all costs incurred by either in securing their rights and remedies pursuant to this Section 11, including, without limitation, reasonable attorneys' fees actually incurred.

         (g) Rights and remedies provided for in this Section 11 are cumulative and shall be in addition to right and remedies otherwise available to the Company and PMI under other agreement or applicable law.

12.      No Assignment.

         This Agreement is personal and shall in no way be subject





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to assignment, except by the Company incident to the sale of all or substantially all of its business (whether by asset sale, stock sale or merger). Any attempt by one party to assign this Agreement in any other circumstances without the prior written consent of the other party shall be null and void.

13.      Enforceability.

         If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.





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14.      Notices.

         All notices and other communications required or permitted to be given hereunder shall be given by delivering the same in hand or by mailing the same by certified or registered mail, return receipt requested, postage prepaid, as follows:

if to the Company, to:

                                  North Carolina Motor Speedway, Inc.
                                  P.O. Box 500
                                  Rockingham, NC 28380

if to the Employee, to:

                                  Mrs. Jo DeWitt Wilson
                                  P.O. Box 500
                                  Rockingham, NC 28380

(or to such other address as either party shall have furnished to the other by like notice).

A notice shall be effective as of the date of such delivery or mailing, as the case may be.

15.      Entire Agreement.

         This Agreement constitutes the only agreement and understanding between Company and the Employee in relation to the subject of the Employee's employment by Company; and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth herein. This Agreement supersedes all previous understandings, agreements and representations, written or oral, between Company and the Employee regarding the Employee's employment by Company.

16.      Governing Law.

         This contract shall be construed under and be governed in all respects by the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of North Carolina.

17.      Waiver; Amendment.





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         No waiver in any instance by either party of any provision of this Agreement shall be deemed a waiver by such party of such provision in any other instance or a waiver of any other provision hereunder in any instance. This Agreement cannot be amended, supplemented or otherwise modified except in a writing signed by Company, and by the Employee (so long as she shall be employed by Company).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            North Carolina Motor Speedway, Inc.

                                            By: /s/ Chris Browning
                                               ---------------------------------
                                            Name: Chris Browning
                                                 -------------------------------
                                            Title: Executive Vice President
                                                  ------------------------------
ATTEST:

By: /s/ Nancy Daugherty Wilson
   ---------------------------------
   Nancy Daugherty Wilson, Secretary
   ---------------------------------
          [CORPORATE SEAL]


                                            /s/ Jo DeWitt Wilson          (SEAL)
                                            ------------------------------
                                            Jo DeWitt Wilson


         As an inducement for Mrs. Jo DeWitt Wilson to enter into this employment agreement, Penske Acquisition, Inc., Penske Motorsports, Inc. and PSH Corp. do hereby affirm and adopt the obligations set forth in the foregoing Agreement, by their duly authorized representatives.


Dated: August 5, 1997                      Penske Acquisition, Inc.


                                           By: /s/ Walter P. Czarnecki
                                              --------------------------
                                              Walter P. Czarnecki,
                                              Vice President





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Dated: August 5, 1997                      Penske Motorsports, Inc.


                                           By: /s/ Walter P. Czarnecki
                                              ---------------------------
                                              Walter P. Czarnecki,
                                              Vice President


Dated: August 5, 1997                      PSH Corp.


                                           By: /s/ Walter P. Czarnecki
                                              ---------------------------
                                              Walter P. Czarnecki,
                                              Vice Chairman




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